UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2026

LESLIE’S, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39667	20-8397425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 East Indian School Road Phoenix, Arizona		85016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 366-3999

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	LESL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

The information regarding the Restructuring Support Agreement (as defined below) set forth in Item 1.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 1.03.	Bankruptcy or Receivership.

Voluntary Petitions for Reorganization

On September 30, 2026 (the “Petition Date”), Leslie’s, Inc. (the “Company”) and its subsidiaries Leslie’s Poolmart, Inc., Cortz, Inc., LPM Manufacturing, Inc., Horizon Spa & Pool Parts, Inc., Hot Tub Works, LLC, Pool Parts, Inc., RAM Chemical & Supply, Inc., SPP Holding Corporation and Stellar Manufacturing, LLC (collectively, the “Company Subsidiary Parties” and together with the Company, the “Company Parties”) filed voluntary petitions (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) to implement a pre-arranged chapter 11 plan of reorganization (the “Plan”). The Company has requested that the Bankruptcy Court administer the Chapter 11 Cases jointly for administrative purposes only under the caption In re Leslie’s, Inc., et al..

The Company filed customary first day motions with the Bankruptcy Court to ensure its ability to maintain stable operations during the Chapter 11 Cases, requesting, among other relief, approval of the Term Loan DIP Facility and ABL DIP Facility (each as defined below) (the “DIP Order”) and authority to pay certain of the Company Parties’ tax, insurance, and critical vendor obligations in the ordinary course of business. The Company is also seeking authority to continue to pay all wages and continue all employee benefits and other employee programs in the ordinary course of business.

Additional information about the Chapter 11 Cases is set forth in greater detail in the Declaration of Jeff White, Chief Financial Officer of Leslie’s, Inc. in Support of the Chapter 11 Petitions and the First Day Motions (the “First Day Declaration”). For copies of motions and orders filed with the Bankruptcy Court and other documents related to the Bankruptcy Court supervised process, please visit https://restructuring.ra.kroll.com/lesliespool/.

Restructuring Support Agreement

In furtherance of the Restructuring Transactions (as defined below), on the Petition Date, prior to commencing the Chapter 11 Cases, the Company Parties entered into a restructuring support agreement (together with all exhibits, annexes, and schedules thereto, the “RSA”) with certain holders of, or investment advisors, sub-advisors, or managers to or of funds or accounts that hold or beneficially hold, loans under the Company’s Prepetition Term Loan Credit Agreement (as defined below) (the “Prepetition Term Loan Claims” and, such creditors party to the RSA, together with any subsequent holder, investment advisor, sub-advisor or manager that becomes a party to the RSA, the “Consenting Term Loan Lenders”). As of the date of the RSA, the Consenting Term Loan Lenders hold, in aggregate, approximately 81.1% of the outstanding principal amount of the Company’s Prepetition Term Loan Claims.

The material terms of the Plan are set forth in the term sheet attached as Exhibit A to the RSA (the “Restructuring Term Sheet,” and the transactions described therein, the “Restructuring Transactions”), which terms include, among others, subject in each case to Bankruptcy Court approval:

•

each of the lenders under the Company’s Prepetition Term Loan Credit Agreement (the “Prepetition Term Loan Lenders”) may, within ten business days following the Petition Date (the “Election Deadline”), elect to commit to participate ratably (based upon relative holdings of Prepetition Term Loan Claims) in:

•

the Term Loan DIP Facility (as defined below), a portion of which will, upon satisfaction of customary closing conditions, convert into a new senior secured first lien term loan on the effective date of the Plan (the “Plan Effective Date”), subject to the terms set forth in the Restructuring Term Sheet (such lenders, the “Term Loan DIP Lenders”); and

•

a direct private placement of an aggregate amount of $60.0 million, of a single class of common equity interests of the Reorganized Company (as defined below) (the “New Common Equity”), which shall represent 55.80% of all New Common Equity outstanding on the Plan Effective Date (the “Equity Financing”), subject to dilution on account of the Company’s equity incentive plan for directors, officer and other employees (the “MIP”);[1]

•

certain of the lenders under the Company’s Prepetition ABL Credit Agreement (as defined below) (the “ABL DIP Lenders”) will provide the ABL DIP Facility, which will, on the Plan Effective Date, upon satisfaction of customary closing conditions, either (i) convert into a new senior secured asset-based revolving credit facility or (ii) be refinanced by the proceeds of a new asset-based revolving credit facility;

•

certain Prepetition Term Loan Lenders will fully backstop the Term Loan DIP Facility and the Equity Financing in exchange for such lender’s corresponding allocation of the Backstop Premiums (as defined below);

[1]

Any lender that elects to participate in the Term Loan DIP Facility must also elect to participate in the Equity Financing, and any lender that elects to participate in the Equity Financing must also elect to participate in the Term Loan DIP Facility. Further, participation in either the Term Loan DIP Facility or the Equity Financing is conditioned upon such lender’s execution of the RSA as a Consenting Term Loan Lender.

•

on the Plan Effective Date, the Company (as reorganized, the “Reorganized Company”) will issue 10% of all New Common Equity to the holders of Prepetition Term Loan Claims on a pro rata basis based upon relative holdings of Prepetition Term Loan Claims, subject to dilution by the New Common Equity issued on account of the MIP, and the Prepetition Term Loan Credit Agreement will be terminated;

•	all general unsecured claims of the Company Parties shall receive their pro rata share of a cash pool; and

•	all existing equity interests in the Company will be cancelled and no consideration shall be paid to the holders thereof.

Under the RSA, each Consenting Term Loan Lender agreed to, among other things: (i) support, act in good faith, and use commercially reasonable steps reasonably and desirable to support, facilitate, implement, and consummate or otherwise give effect to the Restructuring Transactions and vote and exercise any powers or rights available to it in favor of any matter to the extent necessary to implement the Restructuring Transactions, (ii) use commercially reasonable efforts to oppose any actions to object to, delay, impede, or take any other action the primary purpose of which is to interfere with acceptance, implementation, or consummation of the Restructuring Transactions, (iii) use commercially reasonable efforts to notify or direct the applicable agents to give effect to the Restructuring Transactions and (iv) negotiate in good faith and use commercially reasonable efforts to execute and implement the documentation to which it is required to be a party pursuant to and consistent with the RSA.

Under the RSA, the Company Parties agreed to, among other things: (i) support, act in good faith, and take all steps reasonably necessary and desirable, to support, facilitate, implement, consummate or otherwise give effect to the RSA or the Restructuring Transactions, (ii) to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated therein, take all steps reasonably necessary and desirable to address any such impediment, in each case, in good faith consultation with, as of the relevant date, Consenting Term Loan Lenders holding at least 60.01% of the aggregate outstanding principal amount of Prepetition Term Loan Claims (the “Required Consenting Term Loan Lenders”), to implement the Restructuring Transactions in accordance with the RSA, (iii) use commercially reasonable efforts to obtain all required regulatory, governmental, and/or third-party approvals for the Restructuring Transactions and (iv) negotiate in good faith and use commercially reasonable efforts to effectuate the Restructuring Transactions.

As described above, on the Petition Date, the Company Parties commenced the Chapter 11 Cases to implement the Restructuring Transactions. In addition to commencing the Chapter 11 Cases, pursuant to the RSA and the Restructuring Term Sheet, the Company Parties agreed to implement the Restructuring Transactions specifically in accordance with the following milestones (the “Milestones”), among others: (i) entry of an interim order approving the Term Loan DIP Facility and ABL DIP Facility no later than 3 days after the Petition Date and a final order no later than 35 days after the Petition Date, (ii) the filing of a plan and disclosure statement no later than 20 days after the Petition Date; (iii) confirmation of the Plan no later than 100 days after the Petition Date, and (iv) the Plan Effective Date occurring no later than 110 days after the Petition Date.

The RSA is terminable by the Required Consenting Term Loan Lenders if certain events occur, including but not limited to: (i) a breach by a Company Party (other than an immaterial breach), (ii) failure to satisfy any Milestone, (iii) the Bankruptcy Court denying confirmation of the Plan or converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, the reversal, modification, or amendment of any DIP Order without the consent of the Required Consenting Term Loan Lenders, the entry of any order authorizing the use of cash collateral or post-petition financing not acceptable to the Required Consenting Term Loan Lenders, (iv) a Company Party filing motions or pleadings inconsistent with the RSA, (v) failure to pay certain of the Consenting Term Loan Lenders’ fees as required pursuant to the RSA, (vi) the occurrence of an event of default or the termination of the Term Loan DIP Facility due to an event of default thereunder, or (vii) a Company Party’s withdrawal of the Plan or pursuit of an inquiry in respect of an alternative to one or more of the Restructuring Transactions.

The RSA is terminable by the Company Parties if certain events occur, including but not limited to, (i) a material breach by one or more Consenting Term Loan Lenders of any provision of the RSA; provided that, so long as the non-breaching Consenting Term Loan Lenders continue to hold at least 66.67% of the aggregate outstanding principal amount of the Prepetition Term Loan Claims, (such termination shall be effective only with respect to the breaching Consenting Term Loan Lenders), (ii) the board of directors or any other similar governing body of any of the Company Parties determines that proceeding with the Restructuring Transactions would be inconsistent with applicable law or its fiduciary duties or (iii) the Bankruptcy Court denying confirmation of the Plan. The RSA automatically terminates immediately following the Plan Effective Date. The RSA may be amended with the consent of the Company Parties and the Required Consenting Term Loan Lenders, subject to customary carveouts requiring additional consent.

Term Loan DIP Facility and ABL DIP Facility

Pursuant to the terms of the RSA and subject to the approval of the Bankruptcy Court (which has not been obtained at this time), the Company Parties expect to enter into (i) a credit agreement with the ABL DIP Lenders providing for a senior secured super-priority debtor in possession asset-based revolving credit facility (the “ABL DIP Facility”) consisting of $225.0 million in aggregate principal amount of commitments, including a creeping roll-up of all obligations under the Prepetition ABL Credit Agreement on terms reasonably acceptable to the Required Consenting Term Loan Lenders and the Company Parties and (ii) a credit agreement with the Term Loan DIP Lenders providing for a $90.0 million priming super priority senior secured debtor in possession term loan facility (the “Term Loan DIP Facility”). Concurrently with entrance into the RSA, the Company Parties and the ABL DIP Lenders entered into a commitment letter in respect of the commitment to provide the ABL DIP Facility.

As disclosed in the pleadings filed with the Bankruptcy Court, (i) the full amount of the ABL DIP Facility will be available upon entry of the interim DIP Order and (ii) $45.0 million of the Term Loan DIP Facility is expected to be funded upon entry of the interim DIP Order with the remaining $45.0 million of the Term Loan DIP Facility to be funded upon entry of the final DIP Order (which portions of the Term Loan DIP Facility may be initially provided and funded through Jefferies Capital Services, LLC as fronting lender).

Each of the ABL DIP Facility and the Term Loan DIP Facility is expected to be secured by liens on substantially all assets of the Company Parties (the “DIP Collateral”), subject to the DIP Order. Under the DIP Order, the DIP Collateral is divided into two priority pools generally corresponding to the prepetition collateral arrangements: collateral on which the ABL DIP Facility has first-priority liens (the “ABL Priority Collateral”) and collateral on which the Term Loan DIP Facility has first-priority liens (the “Term Priority Collateral”). Each of the ABL DIP Facility and the Term Loan DIP Facility holds junior liens on the other’s priority collateral. The relative priorities of the liens on each category of DIP Collateral are as set forth in the DIP Order. The ABL DIP Facility and the Term Loan DIP Facility are expected to bear interest at a rate of SOFR plus 6.50% per annum and SOFR plus 3.25% per annum, respectively and each mature six months from the Petition Date, subject to customary milestones and earlier maturity upon the Plan Effective Date. Each Term Loan DIP Lender will earn a commitment premium in an aggregate amount equal to 9.50% of the obligations under the Term Loan DIP Facility actually funded by such Term Loan DIP Lender (including amounts funded through Jefferies Capital Services, LLC as fronting lender), payable in full in the form of obligations under the Term Loan DIP Facility (the “DIP Commitment Premium”).

Each of the Term Loan DIP Facility and the ABL DIP Facility is expected to include conditions precedent, representations and warranties, affirmative and negative covenants and events of default customary for financings of this type and size. The ABL DIP Facility is expected to have a substantially similar borrowing base calculation as the Prepetition ABL Credit Agreement.

Subject to the satisfaction of certain conditions precedent, on the Plan Effective Date, (i) $75 million of the obligations under the Term Loan DIP Facility shall automatically be converted, “rolled” or otherwise exchanged on a cashless dollar-for-dollar basis into an exit term loan facility and (ii) the remaining obligations under the Term Loan DIP Facility, including the DIP Commitment Premium and DIP Backstop Premium (as defined below) and any accrued or capitalized interest, shall convert into 30% in the aggregate of all New Common Equity (subject to dilution on account of the MIP) (the “DIP Term Loan Conversion”).

The proceeds of all or a portion of the proposed Term Loan DIP Facility and ABL DIP Facility may be used by the Company Parties to (i) pay certain costs, fees and expenses related to the Chapter 11 Cases and (ii) fund working capital needs and certain expenditures of the Company Parties, in all cases subject to the terms of credit agreements governing the Term Loan DIP Facility and the ABL DIP Facility, respectively, and applicable orders of the Bankruptcy Court.

Backstop Commitments

Prior to the Election Deadline, each Prepetition Term Loan Lender will be offered the opportunity to elect to provide the Term Loan DIP Facility and participate in the Equity Financing ratably (based upon relative holdings of Prepetition Term Loan Claims), but is not required to do so. Pursuant to the terms of the RSA, certain of the Prepetition Term Loan Lenders (the “Backstop Parties”) have committed to fund the full $90.0 million principal amount of the Term Loan DIP Facility (the “Term Loan DIP Facility Commitment”) and purchase the full amount of New Common Equity offered pursuant to the Equity Financing (the “Equity Financing Backstop” and together with the Term Loan DIP Facility Commitment, the “Backstop Commitments”), to the extent any of the Term Loan DIP Facility is not funded by other Prepetition Term Loan Lenders or any of the New Common Equity is not purchased by other Prepetition Term Loan Lenders in the Equity Financing.

Pursuant to the terms of the RSA and subject to the approval of the Bankruptcy Court, as consideration for the Backstop Commitments, the Backstop Parties will be entitled to receive (i) a backstop premium in an aggregate amount equal to 7.00% of the Term Loan DIP Facility Commitment, earned upon the entry of the interim DIP Order and due and payable in the form of obligations under the Term Loan DIP Facility on the closing date of the Term Loan DIP Facility (the “DIP Backstop Premium”) and (ii) a backstop premium in an aggregate amount equal to 7.50% of the amount of the Equity Financing, payable in the form of New Common Equity representing 4.20% of all New Common Equity (the “Equity Financing Backstop Premium” and, together with the DIP Backstop Premium, the “Backstop Premiums”), subject to dilution on account of the MIP. The Backstop Parties’ obligations under the Backstop Commitments are conditioned upon customary closing conditions including approval of the Bankruptcy Court.

The foregoing descriptions of the RSA, the ABL DIP Facility, the Term Loan DIP Facility and the Backstop Commitments are not complete and are qualified in their entirety by the RSA (including the Restructuring Term Sheet which sets forth the key terms of the ABL DIP Facility, the Term Loan DIP Facility, the Equity Financing and the Backstop Commitments), a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Existing Equity Interests of the Company

The RSA provides that, upon the Plan Effective Date, all of the shares (or any class thereof) of, common stock, preferred stock, and any other equity, ownership, or profits interests of the Company, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, or other equity, ownership, or profits interests in the Company (in each case whether or not arising under or in connection with any employment agreement), including, but not limited to, the shares of the class of common stock of the Company, which is traded and quoted on the Nasdaq under the symbol “LESL” as of the Petition Date, will be cancelled for no consideration.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described in Item 1.03 above constitutes an event of default under the Company’s following debt instruments:

•

approximately $756.65 million of borrowings (plus any accrued but unpaid interest in respect thereof) under the Amended and Restated Term Loan Credit Agreement, dated as of March 9, 2021 (as amended, restated, amended and restated or otherwise modified or supplemented from time to time, including pursuant to Amendment No. 1 and that certain Resignation, Consent and Appointment Agreement, the “Prepetition Term Loan Credit Agreement”), by and among the Company, as holdings, Leslie’s Poolmart, Inc., as the borrower, the lenders party thereto, and Alter Domus (US) LLC (as successor to Nomura Corporate Funding Americas, LLC), as administrative agent and collateral agent, relating to the Company’s prepetition term loan facility; and

•

approximately $50 million of borrowings (plus any accrued but unpaid interest in respect thereof) under the Credit Agreement, dated as of October 16, 2012 (as amended, restated, modified and supplemented from time to time, including pursuant to Amendment No. 1 through Amendment No. 7, the “Prepetition ABL Credit Agreement” and, together with the Prepetition Term Loan Credit Agreement, the “Debt Instruments”), by and among Leslie’s Poolmart, Inc., as the parent borrower, the Company, as holdings, the subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent and collateral agent, relating to the Company’s prepetition asset-based lending facility.

The Debt Instruments provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable without notice from the lenders or noteholders thereunder. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the commencement of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 2.05.	Costs Associated With Exit or Disposal Activities.

On September 27, 2026, the Company approved a plan to streamline operations and improve long-term profitability (the “Strategic Plan”). As part of the Strategic Plan, on September 29, 2026, the Company closed approximately 76 U.S. stores identified as under- or non-performing. The Company expects to vacate the closed stores within the next two weeks.

The Company cannot currently estimate in good faith the amount or range of amounts of the charges that will result in impairment of long-lived assets, inventory write-offs or future cash expenditures.

Item 2.06.	Material Impairments.

The information set forth in Item 2.05 above is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 25, 2026, the Company received a notification (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company’s common stock is subject to delisting from The Nasdaq Global Select Market because, for a period of 30 consecutive business days, the bid price of the Company’s common stock closed below the minimum $1.00 per share requirement for continued listing under Nasdaq Listing Rule 5450(a)(1). Further the Notice states that, pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), the Company is not eligible for any compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A) because the Company effected a reverse stock split over the prior one-year period.

Accordingly, the Notice further advises that Nasdaq will suspend trading of the Company’s common stock at the opening of business on October 6, 2026, and that Nasdaq will file a Form 25 with the Securities and Exchange Commission (the “SEC”) to effect the delisting of the Company’s common stock unless the Company requests a hearing to appeal Nasdaq’s determination by October 2, 2026. At this time, the Company does not intend to appeal Nasdaq’s determination.

The Company anticipates that following suspension from trading, its common stock will commence trading on one of the markets operated by OTC Markets Group. The Company can provide no assurance that the common stock will commence or continue to trade on this market, whether broker-dealers will continue to provide public quotes of the common stock on this market, whether the trading volume of the common stock will be sufficient to provide for an efficient trading market or whether quotes for the common stock will continue on this market in the future.

Item 7.01.	Regulation FD Disclosure.

Press Release

On September 30, 2026, the Company issued a press release announcing the filing of the Chapter 11 Cases and entry into the RSA. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cleansing Material

The Company entered into confidentiality agreements (each, a “Confidentiality Agreement”) with certain Consenting Term Loan Lenders in order to engage in strategic discussions regarding the Company’s capital structure which ultimately led to the RSA. The Confidentiality Agreements require the Company to publicly disclose certain confidential information provided to such parties in connection with such discussions (the “Cleansing Material”) upon the occurrence of certain events. The Company is furnishing the Cleansing Material as Exhibit 99.2 in satisfaction of its obligations under the Confidentiality Agreements.

The Cleansing Material was prepared for purposes of discussion with parties to the Confidentiality Agreements and was not prepared with a view toward public disclosure. The Cleansing Material should not be relied upon to make an investment decision with respect to the Company nor as a prediction of future events. Neither the Company nor any of its affiliates or representatives or any third party has made or makes any representation to any person regarding the accuracy or completeness of the Cleansing Material, and none of them undertakes any obligation to update the Cleansing Material after September 30, 2026 or to reflect the occurrence of future events.

The information contained in Items 7.01 and 9.01 of this Current Report on Form 8-K (as to Exhibits 99.1 and 99.2), is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Items 7.01 and 9.01 (as to Exhibits 99.1 and 99.2) of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding the Chapter 11 Cases

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by the holders of the Company’s securities in the Chapter 11 Cases. The Company expects that its equity holders may experience a significant loss on their investment if the Plan is confirmed.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, in particular, any statements about our plans, strategies, objectives, initiatives, roadmap and prospects. We generally use the words “may,” “will,” “could,” “expect,” “anticipate,” “plan,” and similar expressions in this Current Report on Form 8-K to identify forward-looking statements. We have based these forward-looking statements on our current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements, include, but are not limited to, statements related to the Restructuring Transactions described above, including the Company’s ability to complete the Restructuring Transactions on the terms contemplated by the RSA, on the timeline contemplated or at all, and the Company’s ability to realize the intended benefits of the Restructuring Transactions. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors. Some of these risks and uncertainties include: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases and approval of requisite stakeholders and confirmation by the Bankruptcy Court of the Plan, the effects of the Chapter 11 Cases on the Company and its various constituents, the impact of Bankruptcy Court rulings in the Chapter 11 Cases, the ultimate outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, attendant risks associated with restrictions on the Company’s ability to pursue its business strategies while the Chapter 11 Cases are pending, risks associated with third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity, the likelihood of the cancellation of the Company’s common stock in the Chapter 11 Cases, uncertainty regarding the Company’s ability to retain key personnel and management, uncertainty and continuing risks associated with the Company’s ability to achieve its goals and continue as a going concern. Such risks and other factors also include those listed in Part II, Item 1A. “Risk Factors” and in Part I, Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended October 4, 2025 filed with the Securities and Exchange Commission (the “SEC”) on December 18, 2025, Part II, Item 1A. “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 4, 2026 filed with the SEC on May 13, 2026, Item 1A. “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 4, 2026 filed with the SEC on August 12, 2026 and our other filings with the SEC. When considering these forward-looking statements, you should keep in mind the cautionary statements in this report and the documents incorporated by reference. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this report as a result of new information, future events or developments, except as required by applicable laws and regulations.

You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those identified herein, could cause our results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, we do not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of the filing of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Restructuring Support Agreement, dated as of September 30, 2026 among the Company Parties and the Consenting Term Loan Lenders

99.1	Press Release, dated as of September 30, 2026

99.2	Cleansing Material, dated as of September 30, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESLIE’S, INC.

By:	/s/ Benjamin Lindquist
Name:	Benjamin Lindquist
Title:	Senior Vice President, General Counsel & Corporate Secretary

Date: September 30, 2026